HYTEK MICROSYSTEMS, INC. EXHIBIT 10.2

                1991 DIRECTORS' STOCK OPTION PLAN


                (Adopted  by the Board of  Directors  on February 1,
                 1991 and approved by the shareholders on May 10, 1991 and as amended by the Board on September 11, 1997 and approved by the shareholders on __________, 1998)


         1. Purposes of the Plan. The purposes of this 1991 Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

                  All options granted hereunder shall be "non-statutory stock options".

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  (c) "Common Stock" shall mean the Common Stock, no par value, of the Company.

                  (d) "Company" shall mean Hytek Microsystems, Inc., a California corporation.

                  (e) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

                  (f)      "Director" shall mean a member of the Board.

                  (g) "Employee" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.
                           The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                  (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (i) "Option" shall mean a stock option granted pursuant to the Plan.

                  (j) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (k) "Optionee" shall mean an Outside Director who holds an Option.

                  (l) "Outside Director" shall mean a Director who is not an Employee.

                  (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (n)      "Plan" shall mean this 1991 Directors' Stock Option
                           Plan.

                  (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in
                           Section 424(f) of the Code.

         3.       Stock Subject to the Plan.  Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 200,000 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

                  If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4.       Administration of and Grant of Options under the Plan.

                  (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

                  (b) Grant of Options; Terms. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                           (i) No person  shall  have any  discretion  to select
                  which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors, the exercise price thereof or the timing of the grant or the exercisability thereof.

                           (ii) Each  Outside  Director  shall be  automatically
                  granted an Option to purchase 15,000 Shares (the "First Option") upon the later to occur of (A) February 1, 1991 or
                  (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company, appointment by the Board of Directors to fill a vacancy or resignation of a Director as an Employee but not as a Director.

                           (iii) Each  Outside  Director  who shall have been in
                  Continuous Service as a Director for a period of five years or more as of the last business day of each fiscal year (commencing with fiscal 1997) shall be automatically granted an Option to purchase 5,000 Shares (a "Subsequent Option") on such date of each fiscal year.

                           (iv)  Notwithstanding  the  provisions  of subsection
                  (ii) and (iii) hereof, in the event that a grant of Options on a particular date would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant on such date shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of persons who are becoming Outside Directors on such grant date as provided in subsection (ii) above or who are entitled to be granted Subsequent Options on such date under subsection (iii) above, as the case may be. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the Board (and, if required by Section 13 hereof, approval of the shareholders) to increase the number of Shares that may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                           (v) The terms of all Options granted hereunder shall be as follows:

                                    (A)     the term of each Option shall be ten
                           years.

                                    (B) each Option  shall be  exercisable  only
                           while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

                                    (C) the  exercise  price per Share  shall be
                           100% of the fair market value per Share on the date of grant of the Option, determined in accordance with
                           Section 8 hereof.

                                    (D) the First  Option  shall  represent  the
                           right to purchase up to 15,000 Shares and shall become exercisable cumulatively in installments with respect to 5,000 Shares on the first day of the first, second and third anniversary dates of the date of grant of such Option.

                                    (E) Each  Subsequent  Option shall represent
                           the right to purchase up to 5,000 Shares and shall become exercisable cumulatively as to approximately 1/12 of the Shares subject to the Subsequent Option per month following the date of grant as follows:


      Number of Months         Number of Shares          Cumulative Number of
      After Grant Date       Becoming Exercisable         Shares Exercisable
             1                        416                         416
             2                        417                         833
             3                        417                       1,250
             4                        416                       1,666
             5                        417                       2,083
             6                        417                       2,500
             7                        416                       2,916
             8                        417                       3,333
             9                        417                       3,750
             10                       416                       4,166
             11                       417                       4,583
             12                       417                       5,000
                                     -----
                   TOTAL             5,000


                           The Subsequent Option shall be fully vested and exercisable one year from the date of grant. Notwithstanding the foregoing, no Subsequent Options shall become exercisable prior to the approval by the shareholders of the amendment to the Plan adopted by the Board on September 11, 1997.

                  (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion:
(i) to determine,  upon review of relevant  information  and in accordance  with
Section 8(b) of the Plan, the fair market value of the Common Stock on a specified date; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5. Eligibility. Options may be granted only to Outside Directors during the period such persons continue to serve as an Outside Director. All Options shall be automatically granted in accordance with the terms set forth in
 Section 4(b) hereof.

                  The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

         6. Term of Plan. The Plan, and any amendment to the Plan, shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. The Plan shall continue in effect until February 1, 2001, unless sooner terminated under Section 13 of the Plan.

         7. Term of Option. The term of each Option shall be ten years from the date of grant thereof, subject to earlier termination as set forth in
Section 9 hereof.

         8.  Exercise Price and Consideration.

                  (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

                  (b) Fair Market Value. The fair market value per Share means, as of any date, the value of the Common Stock determined as follows:

                           (i)      If the Common Stock is listed on any
established stock exchange or quoted on a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the fair market value of a Share of Common Stock shall be the closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or, if quoted on more than one exchange, the exchange with the greatest volume of trading in Common Stock on such date) or on such national market system on the date of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or

                           (ii)     If the Common Stock is quoted on the NASDAQ
System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a Share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                           (iii)    In the absence of an established market for
the Common Stock, the fair market value thereof shall be determined in good faith by the Board.

                  (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment.

         9.       Exercise of Option.

                  (a) Exercisability. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof.

                  (b) No Fractional Shares. An Option may not be exercised for a fraction of a Share.

                  (c) Procedure for Exercise; Rights as a Shareholder. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is being exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under
Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A stock certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  (d) Effect of Exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (e) Termination of Status as a Director. Except as otherwise provided in subsection (f) of this Section 9, if an Outside Director ceases to serve as a Director, he or she may, but only within one year after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, the Option shall be cancelled as of such date and the unexercisable Shares shall be returned to the Plan. To the extent that the Optionee does not exercise the Option with respect to the exercisable Shares within the time specified herein, the Option shall terminate and any unexercised Shares shall be returned to the Plan.

                  (f)      Death of Optionee.  In the event of the death of an
                           Optionee:


(i) During the term of the Option who is at the time of death a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within one year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. In such case, the exercisability of the Option shall be accelerated such that the Option shall be exercisable during such one-year period with respect to (A) all Shares that were exercisable as of the date of death plus (B) such additional Shares as would have become exercisable had the Optionee continued living and remained in Continuous Status a Director for a period of one year after the date of death. With respect to Shares that the Optionee would not have been entitled to exercise until after the end of such one-year period, the Option shall be cancelled as of the date of death and the unexercisable Shares shall be returned to the Plan. To the extent such Option is not exercised with respect to the exercisable Shares subject thereto within the time specified herein, the Option shall terminate and any unexercised Shares shall be returned to the Plan at the end of such time.

(ii) Within one year after the Optionee's termination of Continuous Status as a Director, the Option may be exercised, at any time within one year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. To the extent that such Option is not exercised with respect to the exercisable Shares subject thereto within the time specified herein, the Option shall terminate and any unexercised Shares shall be returned to the Plan at the end of such time.

                  (g) Maximum Period of Exercisability. Notwithstanding the provisions of subsections (e) or (f) of this
                           Section 9, in no event may an Option be exercised after its ten-year term has expired.

         10. Non-Transferability of Options. Except as may be otherwise provided in a resolution duly adopted by the Board, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by a Director does not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 10.

         11.      Adjustments Upon Changes in Capitalization or Merger.

                  (a) Stock Splits and Similar Events. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed for this purpose to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action.

                  (c) Sale of Assets or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to such assumption or substitution, in which case the Optionee shall have the right to exercise each Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable, for a period of thirty (30) days following notice to such Optionee of the anticipated occurrence of such an event.

                  (d) No Other Adjustments. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

         13.      Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in a writing signed by the Optionee and the Company.

         14.      Conditions Upon Issuance of Shares.

                  (a) Compliance with Applicable Laws. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) Investment Intent. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  (c) No Company Liability. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan and the Options granted hereunder.

         16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve